Securities and Exchange Commission
Washington, D.C. 20549

Form 8-K
Current Report

Pursuant to Section 13 or 15(d) of the Securities and Exchange Commission

Date of Report (Date of earliest event reported): January 24, 2005.

Diamond I, Inc.
(Exact name of registrant as specified in its charter)

Delaware	33-19961	01-0623010
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

5555 Hilton Avenue, Suite 207, Baton Rouge, Louisiana 70808
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (225) 923-1034

AirRover Wi-Fi Corp.
(Former name or former address, if changed since last report)

Form 8-K
Diamond I, Inc.
Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.
Amendment of Amended and Restated Certificate of Incorporation.
Effective January 24, 2005, a change in our corporate name occurred. On that date, we became known as “Diamond I, Inc.”
The corporate name change was approved by a majority of our shareholders, acting by written consent without a meeting.

Item 7.01.	Regulation FD Disclosure.
Press Release
On January 25, 2005, we issued the press release reproduced below:
AirRover Wi-Fi Changes Name to “Diamond I, Inc.”

Baton Rouge, LA – January 25, 2005 – AirRover Wi-Fi Corp. (OTCBB: AVWF), a Wi-Fi-based communications solutions company, announced today that it has changed its corporate name to “Diamond I, Inc.” The company anticipates that its trading symbol will change in the near future.

About AirRover Wi-Fi Corp.

Diamond I, Inc. is a development-stage company that focuses on bringing new Wi-Fi-based products to market, including a hand-held Wi-Fi-based gaming system for on-premises use by casinos/resorts, known as WifiCasino GS Concierge and Gaming System”(TM). The company also provides Wi-Fi Internet access in Louisiana, Arizona, Maryland, Pennsylvania, Nebraska and Washington, D.C. The term "Wi-Fi" (wireless fidelity) refers to an industry standard for wireless equipment that meets published 802.11(x) standards. Wi-Fi equipment operates in unlicensed spectra, such as 2.4 and 5.8 Ghz.

Forward-Looking Statements

Certain statements in these interviews and news releases may constitute "forward looking" statements within the meaning of Section 21E of the Securities Exchange Act of 1934. Such forward looking statements involve risk, uncertainties, and other factors, which may cause the actual results, performance, or achievement expressed or implied by such forward looking statements to differ materially from the forward looking statements. Certain statements contained in the interviews are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve numerous risks and uncertainties, including, but not limited to, risks and uncertainties pertaining to development of Diamond I’s products and services and markets for such products and services, the timing and level of customer orders, competitive products and service, changes in economic conditions and other risks and uncertainties. Although Diamond I believes the statements are reasonable, it can give no assurance that such expectations will prove correct. Diamond I cautions that any forward-looking statements contained herein are not a guarantee of future performance and that actual results may differ materially.

Contact: Diamond I, Inc., Baton Rouge David Loflin, 225-923-1034 dloflin@diamonditech.com
* * * END OF PRESS RELEASE * * *

Item 9.01.	Financial Statements and Exhibits.
(c)	Exhibits:
Exhibit No.	Description
3.1	Certificate of Amendment of Amended and Restated Certificate of Incorporation of Registrant, as filed on January 24, 2005.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunder duly authorized.

Dated: January 25, 2005.	AIRROVER WI-FI CORP.

By:	/s/ DAVID LOFLIN
David Loflin President